As filed with the Securities and Exchange Commission on August 3, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

B. Riley Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0223495 (I.R.S. Employer Identification Number)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Address, Including Zip Code, of Principal Executive Offices)

B. Riley Financial, Inc. 2018 Employee Stock Purchase Plan
(Full Title of the Plan)

Alan N. Forman
Executive Vice President, General Counsel and Secretary
21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Scott M. Stanton, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Drive, Suite 300
San Diego, CA 92130
(858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non‑accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. o

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	750,000	$21.70	$16,275,000	$2,026.24

(1)

This Form S-8 covers shares of the Registrant’s Common Stock, par value $0.0001 per share (the “Common Stock”) to be registered in connection with shares of Common Stock which become issuable pursuant to the B. Riley Financial, Inc. 2018 Employee Stock Purchase Plan (the “Plan”) pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

 Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on July 31, 2018.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein:

(a)

The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 filed with the Commission on March 14, 2018 containing audited financial statements for the Registrant’s latest fiscal year and the Registrant’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2017 filed with the Commission on April 4, 2018.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed with the Commission on May 8, 2018 and August 3, 2018, respectively.

(c)

The following Current Reports on Form 8-K filed by the Registrant with the Commission:

●          Current Report on Form 8-K filed with the Commission on August 2, 2018;

●          Current Report on Form 8-K filed with the Commission on July 31, 2018;

●          Current Report on Form 8-K filed with the Commission on July 16, 2018;

●          Current Report on Form 8-K filed with the Commission on June 20, 2018;

●          Current Report on Form 8-K filed with the Commission on June 5, 2018;

●          Current Report on Form 8-K filed with the Commission on May 17, 2018;

●          Current Report on Form 8-K filed with the Commission on May 14, 2018;

●          Current Report on Form 8-K filed with the Commission on May 11, 2018;

●          Current Report on Form 8-K filed with the Commission on May 7, 2018;

●          Current Report on Form 8-K filed with the Commission on April 25, 2018;

●          Current Report on Form 8-K filed with the Commission on April 25, 2018;

●          Current Report on Form 8-K filed with the Commission on March 20, 2018 (as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on March 21, 2018);

●          Current Report on Form 8-K filed with the Commission on March 7, 2018;

●          Current Report on Form 8-K filed with the Commission on January 16, 2018;

●          Current Report on Form 8-K filed with the Commission on January 5, 2018.

(d)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(e)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 15, 2015 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement, including any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following summary is qualified in its entirety by reference to the complete text of B. Riley Financial. Inc.’s (the “Company”) amended and restated certificate of incorporation (the “Company Certificate”) and amended and restated bylaws (the “Company Bylaws”).

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company Certificate and the Company Bylaws, each as amended, provide that the Company will indemnify its directors and officers, and may indemnify its employees or agents, to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee will not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) indemnification is provided by the Company, in its sole discretion, pursuant to powers vested in it under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The Company is not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless the Company consents to such settlement.

Any repeal or modification of these provisions approved by stockholders of the Company will be prospective only, and will not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

The Company has purchased and intends to maintain insurance on its behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

ITEM 7. EXEMPTION FROM REGISTRATION.

Not applicable.

ITEM 8. EXHIBITS.

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as amended dated as of August 17, 2015.		10-Q	001-37503	08/03/2018
4.2	Amended and Restated Bylaws, dated as of November 6, 2014.		10-Q	000-54010	11/06/2014
4.3	Form of Common Stock Certificate.		10-K	000-54010	03/30/2015
4.4	2018 Employee Stock Purchase Plan.		8-K	001-37503	07/31/2018
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), counsel to the Registrant.	X
23.1	Consent of Marcum LLP.	X
23.2	Consent of BDO USA, LLP, Independent Registered Accounting Firm of FBR & Co.	X
23.3	Consent of BDO USA, LLP, Independent Registered Accounting Firm of magicJack VocalTec Ltd.	X
23.4	Consent of Mintz Levin (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page of this Registration Statement).	X

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however; that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on this 3rd day of August, 2018.

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Phillip J. Ahn
Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryant R. Riley and Phillip J. Ahn as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this this 3rd day of August, 2018.

Signature	Title	Date
/s/ Bryant R. Riley	Co-Chief Executive Officer and Director ( Principal Executive Officer)	August 3, 2018
Bryant R. Riley

/s/ Thomas J. Kelleher	Co-Chief Executive Officer and Director ( Principal Executive Officer)	August 3, 2018
Thomas J. Kelleher

/s/ Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer ( Principal Financial Officer)	August 3, 2018
Phillip J. Ahn

/s/ Howard E. Weitzman	Chief Accounting Officer ( Principal Accounting Officer)	August 3, 2018
Howard E. Weitzman

/s/ Robert D’Agostino	Director	August 3, 2018
Robert D’Agostino

/s/ Andrew Gumaer	Director	August 3, 2018
Andrew Gumaer

/s/ Todd D. Sims	Director	August 3, 2018
Todd D. Sims

/s/ Mikel H. Williams	Director	August 3, 2018
Mikel H. Williams

/s/ Robert L. Antin	Director	August 3, 2018
Robert L. Antin

/s/ Michael J. Sheldon	Director	August 3, 2018
Michael J. Sheldon

5